UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2013

TROPICANA ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8345 W. Sunset Road, Suite 200, Las Vegas, Nevada 89113
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Equity Interest Purchase Agreement and Limited Guarantee

On August 16, 2013, Tropicana St. Louis LLC (the “Buyer”), a Delaware limited liability company and a wholly-owned subsidiary of Tropicana Entertainment Inc. (the “Company”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with Pinnacle Entertainment, Inc. (“Pinnacle”), Casino Magic, LLC (“Casino Magic” and together with Pinnacle, the “Sellers”), Casino One Corporation (the “Target”), PNK (ES), LLC (“ES”), PNK (ST. LOUIS RE), LLC (“RE”), and PNK (STLH), LLC (“STLH” and together with ES, RE and the Target, the “Companies”). Casino Magic is the beneficial and record owner of all of the issued and outstanding stock of the Target (the “Target Stock”). Pinnacle is the beneficial and record owner of all of the issued and outstanding membership interests of ES, RE and STLH (the “Membership Interests” and together with the Target Stock, the “Equity Interests”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Buyer has agreed to purchase all of the Equity Interests in exchange for $260.0 million in cash, subject to adjustment (the “Transactions”). If the Transactions are consummated, the Buyer would acquire the Lumiére Place Casino, HoteLumiére, the Four Seasons Hotel St. Louis and related excess land parcels in St. Louis, Missouri.

The Purchase Agreement contains customary representations, warranties and covenants by the Buyer and the Sellers, including an agreement by each of the parties to use commercially reasonable efforts to consummate the Transactions. Completion of the Transactions is subject to various conditions, including, among others, regulatory approvals from the Missouri Gaming Commission and the U.S. Federal Trade Commission (the “FTC”). The Company can make no assurances that the conditions will be satisfied and that the sale will be consummated in a timely manner or at all.

In connection with the Transactions, the Company entered into a Limited Guarantee (the “Guarantee”), dated August 16, 2013, in favor of Pinnacle and Casino Magic. Pursuant to the Guarantee, the Company agreed to guarantee the payment and performance of the Buyer's obligations under the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Guarantee does not purport to be complete and it is qualified in its entirety by reference to the Purchase Agreement and the Guarantee, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and incorporated herein in their entirety by reference. There are representations and warranties contained in the Purchase Agreement and the Guarantee which were made by the respective parties as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Purchase Agreement and the Guarantee and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Purchase Agreement and the Guarantee together with the other information concerning the Company and Pinnacle that each company publicly files in reports and statements with the U.S. Securities and Exchange Commission.

Item 7.01    Regulation FD Disclosure.

On August 19, 2013, the Company issued a press release attached hereto as Exhibit 99.1 relating to the matters described in Item 1.01 above.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1
Equity Interest Purchase Agreement, dated as of August 16, 2013, by and among Tropicana St. Louis LLC, Casino One Corporation, PNK (ES), LLC, PNK (ST. LOUIS RE), LLC, PNK (STLH), LLC, Casino Magic, LLC and Pinnacle Entertainment, Inc. †

10.2	Limited Guarantee, dated as of August 16, 2013, by Tropicana Entertainment Inc. in favor of Pinnacle Entertainment, Inc. and Casino Magic, LLC.
99.1	Press release dated August 19, 2013 of Tropicana Entertainment Inc.

† Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: August 21, 2013
	By:	/s/ LANCE J. MILLAGE
	Name:	Lance J. Millage
	Title:	Executive Vice President, Chief Financial Officer and Treasurer